Exhibit 99.1

3190 Fairview Park Drive	News
Falls Church, VA 22042-4523
www.generaldynamics.com

April 21, 2004
Contact: Rob Doolittle
Tel 703 876 3199
Fax 703 876 3186
rdoolitt@generaldynamics.com

General Dynamics Posts Strong First Quarter

•	EPS up 21 percent
•	Net earnings increase 22 percent
•	Cash flow exceeds net earnings

FALLS CHURCH, Va. — General Dynamics (NYSE: GD) today reported 2004 first quarter revenues of $4.8 billion, as compared with 2003 first quarter revenues of $3.4 billion. Net earnings in the 2004 first quarter were $269 million, or $1.34 per share on a fully diluted basis, compared with 2003 first quarter net earnings of $221 million, or $1.11 per share fully diluted. Net cash provided by operating activities was $329 million for the quarter. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $276 million.

Funded backlog at the end of the first quarter was $27 billion, and total backlog was $41.6 billion, compared with $23.9 billion and $30.5 billion, respectively, at the end of the first quarter of 2003. Further, funded backlog increased nearly seven percent, or $1.8 billion, over fourth quarter 2003.

“This is a very strong start to 2004,” said Nicholas D. Chabraja, General Dynamics chairman and CEO. “The quarter is a clear demonstration of the effectiveness of our focus on program performance. Our business aviation and marine groups both improved margin performance over the year-ago period and quarter-over-quarter. In addition, Information Systems and Technology and Combat Systems provided healthy margins on materially increased volume, evidencing the successful integration of the GM Defense and Veridian acquisitions,” Chabraja said.

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“The increase in funded backlog over year-end was largely attributable to a $580 million U.S. Navy contract to build the fifth and sixth T-AKE dry-cargo ships; the order for Stryker vehicles for the fourth U.S. Army Brigade Combat Team; and several orders in the Information Systems and Technology group related to onboard computing systems, intelligence systems support and network infrastructure modernization around the world,” Chabraja said. “At Gulfstream, order activity was sufficient to keep funded backlog relatively constant.”

“On the strength of this quarter’s performance, we are raising our guidance for 2004 diluted earnings per share to the range of $5.70 to $5.75,” Chabraja concluded.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 68,400 people worldwide and had 2003 revenue of $16.6 billion. The company is a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its first quarter security analyst conference call, scheduled for 11 a.m. Eastern Time on Wednesday, April 21, 2004. Those accessing the webcast will be able to listen to management’s discussion of the first quarter, as well as the question and answer session with security analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available by 2 p.m. on April 21 and will continue for 12 months.

To hear a recording of the conference call by telephone, please call 719-457-0820; passcode 440094. It will be available from 2 p.m. on April 21 until midnight on May 5, 2004.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	First Quarter		Variance
	2004	2003	$	%
NET SALES	$4,760	$3,421	$1,339	39.1%
OPERATING COSTS AND EXPENSES	4,318	3,103	(1,215)

OPERATING EARNINGS	442	318	124	39.0%

Interest, Net	(39)	(11)	(28)
Other Income, Net	—	4	(4)

EARNINGS BEFORE INCOME TAXES	403	311	92	29.6%

Provision for Income Taxes	134	90	(44)

NET EARNINGS	$269	$221	$48	21.7%

EARNINGS PER SHARE — BASIC	$1.36	$1.11	$0.25	22.5%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	198.4	198.9

EARNINGS PER SHARE — DILUTED	$1.34	$1.11	$0.23	20.7%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	200.3	199.7

Exhibit A
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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)
DOLLARS IN MILLIONS

	First Quarter		Variance
	2004	2003	$	%
NET SALES:

INFORMATION SYSTEMS AND TECHNOLOGY	$1,716	$995	$721	72.5%
COMBAT SYSTEMS	1,111	815	296	36.3%
MARINE SYSTEMS	1,280	976	304	31.1%
AEROSPACE	606	594	12	2.0%
RESOURCES	47	41	6	14.6%

TOTAL	$4,760	$3,421	$1,339	39.1%

OPERATING EARNINGS:

INFORMATION SYSTEMS AND TECHNOLOGY	$170	$111	$59	53.2%
COMBAT SYSTEMS	117	92	25	27.2%
MARINE SYSTEMS	98	65	33	50.8%
AEROSPACE	66	40	26	65.0%
RESOURCES	(9)	10	(19)	(190.0)%

TOTAL	$442	$318	$124	39.0%

OPERATING MARGINS:

INFORMATION SYSTEMS AND TECHNOLOGY	9.9%	11.2%
COMBAT SYSTEMS	10.5%	11.3%
MARINE SYSTEMS	7.7%	6.7%
AEROSPACE	10.9%	6.7%
RESOURCES	(19.1)%	24.4%
TOTAL	9.3%	9.3%

Exhibit B
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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)
DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	First Quarter	First Quarter
	2004	2003
Cash	$869	$748

Short-term Debt	$561	$2,394
Long-term Debt	3,297	723

Total Debt	$3,858	$3,117

Net Debt	$2,989	$2,369

Shareholders’ Equity	$6,217	$5,108

Debt-to-Equity	62.1%	61.0%

Debt-to-Capital	38.3%	37.9%

Book Value per Share	$31.26	$25.86

Net Cash Provided by Operating Activities	$329	$201
Capital Expenditures	(53)	(31)

Free Cash Flow From Operations (A)	$276	$170

Total Taxes Paid	$11	$3

Depreciation and Depletion	$54	$47
Other Intangible Assets Amortization	23	10

Depreciation, Depletion and Amortization	$77	$57

Company Sponsored R&D (B)	$94	$68

Employment	68,400	56,800

Sales Per Employee	$282,300	$262,800

Shares Outstanding	198,895,570	197,525,353

Weighted Average Shares Outstanding -
Basic	198,439,517	198,877,963
Diluted	200,303,182	199,717,559

(A)	The company’s management believes free cash flow from operations is a useful measure for investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

(B)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.

Exhibit C
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BACKLOG (UNAUDITED)
DOLLARS IN MILLIONS

	First Quarter 2004
			Total	IDIQ	Total Estimated
	Funded	Unfunded	Backlog	Contract Value (A)	Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$6,480	$1,445	$7,925	$5,934	$13,859
COMBAT SYSTEMS	6,320	2,370	8,690	183	8,873
MARINE SYSTEMS	9,968	8,357	18,325	—	18,325
AEROSPACE	4,094	2,386	6,480	—	6,480
RESOURCES	145	57	202	—	202

TOTAL	$27,007	$14,615	$41,622	$6,117	$47,739

	Fourth Quarter 2003
			Total	IDIQ	Total Estimated
	Funded	Unfunded	Backlog	Contract Value (A)	Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$6,164	$1,529	$7,693	$6,517	$14,210
COMBAT SYSTEMS	6,029	2,447	8,476	162	8,638
MARINE SYSTEMS	8,775	9,388	18,163	—	18,163
AEROSPACE	4,127	2,397	6,524	—	6,524
RESOURCES	163	57	220	—	220

TOTAL	$25,258	$15,818	$41,076	$6,679	$47,755

(A)	IDIQ contract value represents management’s estimate of the future contract value under existing indefinite delivery, indefinite quantity contracts. Because the value in these arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded.

AEROSPACE UNIT DELIVERIES (UNAUDITED)

	First Quarter
	2004	2003
GREEN:
LARGE AIRCRAFT	13	11
MID-SIZE AIRCRAFT	4	4

TOTAL	17	15

COMPLETIONS:
LARGE AIRCRAFT	7	14
MID-SIZE AIRCRAFT	5	3

TOTAL	12	17

PRE-OWNED:	3	4

Exhibit D

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